Filed pursuant to Rule 424(b)(5)
Registration No. 333-228255

Prospectus Supplement
(to Prospectus dated December 12, 2018)

990,100 Shares of Common Stock
We are offering 990,100 shares of our common stock, $0.0001 par value per share, or the Common Stock, to certain institutional and accredited investors pursuant to this prospectus supplement and the accompanying prospectus. The shares of Common Stock are offered at a price per share of $5.05.
Our Common Stock is traded on The Nasdaq Capital Market under the symbol “EFOI.” On June 11, 2021, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $5.16 per share.
We have retained H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with the sale of shares of Common Stock offered by this prospectus supplement and the accompanying prospectus. The placement agent has agreed to use its reasonable best efforts to the sell the shares of Common Stock offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes we sell all of the shares of Common Stock we are offering.
Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 3 of the accompanying prospectus, and the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price for Common Stock	$5.050	$5,000,005.00
Placement agent fees(1)	$0.404	$400,000.40
Proceeds, before expenses, to us	$4.646	$4,600,004.60
(1)    We have also agreed to reimburse the placement agent for certain of its expenses as described under “Plan of Distribution” on page S-9 of this prospectus supplement.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12 calendar month period so long as our public float remains below $75,000,000. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates, as computed within 60 days prior to the date of this prospectus supplement, was $19,381,387, based on 4,079,391 shares of our Common Stock outstanding, of which 3,335,867 shares were held by non-affiliates, each measured as of June 3, 2021. During the 12 calendar months prior to and including the date of this prospectus supplement (excluding this offering), we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.
Delivery of the shares of Common Stock will be made on or about June 16, 2021, subject to the satisfaction of certain closing conditions.
H.C. Wainwright & Co.

The date of this prospectus supplement is June 14, 2021.

ABOUT THIS PROSPECTUS SUPPLEMENT
On November 7, 2018, we filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-3. That registration statement was declared effective on December 4, 2018.
This prospectus supplement describes the specific terms of the Common Stock we are offering and adds to, and updates, information in the accompanying prospectus and the documents incorporated by reference into it or this prospectus supplement. If there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference into it or into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made pursuant to this prospectus supplement and the accompanying prospectus, implies that there has been no change in our affairs or that information in this prospectus supplement and the accompanying prospectus is correct as of any date after their respective dates. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should carefully read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement or the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We are offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares of Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement or the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the placement agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
Unless otherwise indicated in this prospectus supplement or the context otherwise requires, all references to “we”, “us”, “our”, “the Company”, and “Energy Focus” refer to Energy Focus, Inc.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. For a more complete understanding of the Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and in the accompanying prospectus, including the information incorporated by reference into this prospectus supplement or in the accompanying prospectus, and the information referred to under the heading “Risk Factors” in these documents and in the documents incorporated by reference into this prospectus supplement and in the accompanying prospectus.
Our Company and Business
Energy Focus, Inc. engages in the design, development, manufacturing, marketing and sale of energy-efficient light-emitting diode, or LED, lighting systems and controls. We develop, market and sell high quality LED lighting products and controls and have recently announced development of a range of ultraviolet light disinfection, or UVCD, products. We develop, market and sell high quality LED lighting products and UVCD products and controls in the commercial and military maritime markets. Our mission is to enable our customers to run their facilities and offices with greater energy efficiency, productivity, and human health through advanced LED retrofit and UVCD solutions. Our goal is to be the LED and human-centric lighting technology and market leader for the most demanding applications where performance, quality, value (high quality at an affordable price), environmental impact and health are considered paramount. We specialize in LED lighting retrofit by replacing fluorescent, high-intensity discharge lighting and other types of lamps and fixtures in institutional buildings for primarily indoor lighting applications with our innovative, high-quality commercial and military tubular LED, and other LED, UVCD and lighting control products.
The Company was founded in 1985 as Fiberstars, Inc., a California corporation, and reincorporated in Delaware in November 2006. In May 2007, Fiberstars, Inc. merged with and became Energy Focus, Inc., also a Delaware corporation. Our principal executive offices are located at 32000 Aurora Road, Suite B, Solon, Ohio 44139. Our telephone number is 440.715.1300. Our website address is www.energyfocus.com. Information on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus supplement or the accompanying prospectus.
Recent Developments
On August 11, 2020, we entered into an inventory financing facility and a receivables financing facility. At March 31, 2021, we had additional availability for us to borrow of $0.2 million under the inventory financing facility and $0.5 million under the receivables facility. On April 20, 2021, we increased the maximum amount that may be available to us under the inventory financing facility from $3.0 million to $3.5 million, subject to the borrowing base.
    On April 27, 2021, we entered into a note purchase agreement with Streeterville Capital, LLC, or Streeterville, pursuant to which we sold and issued to Streeterville a promissory note in the principal amount of approximately $1,700,000. The note was issued with an original issue discount of $194,000 and Streeterville paid a purchase price of $1,500,000 for the note, after deduction of $15,000 of Streeterville’s transaction expenses. The note has a maturity date of April 27, 2023, and accrues interest at 8% per annum, compounded daily, on the outstanding balance. We may prepay the amounts outstanding under the note at a premium, which is 5% during the first three months and 10% thereafter. Prepayments at the reduced rate in the first three months are limited to 50% of the outstanding balance. Beginning on the first day of the calendar month following the date that is six months after the date of purchase, Streeterville may require us to redeem up to $205,000 of the note in any calendar month. We have the right on three occasions to defer all redemptions that Streeterville could otherwise require us to make during any calendar month. Each exercise of this deferral right by us will increase the amount outstanding under the note by 1.5%.

The Offering

Common Stock offered by this prospectus supplement	990,100 shares.
Common Stock outstanding before this offering(1)	4,079,391 shares.
Common Stock to be outstanding after this offering(1)	5,069,491 shares.
Offering price per share	The offering price per share is $5.05.
Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” on page S-7.
Nasdaq market tier and symbol	Our Common Stock is quoted and traded on The Nasdaq Capital Market under the symbol “EFOI”.
Risk Factors	Investing in our Common Stock involves a high degree of risk. Please read the information under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference herein and therein.
________________
(1)     The number of shares of our Common Stock that are and will be outstanding immediately before and after this offering as shown above is based on 4,079,391 shares outstanding as of June 11, 2021. The number of shares outstanding as of June 11, 2021, as used throughout this prospectus supplement, unless otherwise indicated, excludes:
•shares of Common Stock issuable upon exercise of outstanding stock options under our equity incentive plans;
•shares of Common Stock issuable upon the vesting of outstanding restricted stock units under our equity incentive plans;
•shares of Common Stock reserved for future issuance under our 2014 and 2020 Stock Incentive Plans;
•an aggregate of 310,860 shares of Common Stock issuable upon exercise of outstanding warrants with a weighted-average exercise price of $3.59 per share; and
•an aggregate of 175,289 shares of Common Stock issuable upon conversion of outstanding shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share, or the Series A Preferred Stock, which shares are convertible on a one-for-five basis into shares of Common Stock.

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. You should consider carefully the risks and uncertainties and all other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks and uncertainties described below and under the caption “Risk Factors” in the accompanying prospectus and in our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q that have been or will be incorporated by reference in this prospectus supplement, including any amendments thereto. The risks set forth below and incorporated herein by reference are those which we believe are the material risks that we face. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our Common Stock could decline, and you could lose part or all of your investment.
Risks Related to this Offering
You may experience dilution of your ownership interests because of the future issuance of additional shares of the Common Stock.
In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our stockholders. We are currently authorized to issue an aggregate of 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $0.0001 par value per share, of which 3,300,000 shares have been designated as Series A Preferred Stock. As of June 11, 2021, there were 4,079,391 shares of Common Stock outstanding and 876,447 shares of Series A Preferred Stock outstanding, convertible on a one-for-five basis at the option of the holders into 175,289 shares of our Common Stock. In addition, as of June 11, 2021, there was an aggregate of approximately 1,592,114 shares of Common Stock reserved for future issuance upon exercise or vesting, as applicable, of our outstanding stock options, restricted stock units and warrants. We may also issue additional shares of Common Stock or Series A Preferred Stock or other securities that are convertible into or exercisable for Common Stock in connection with hiring or retaining employees, future acquisitions, future sales of securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of Common Stock may create downward pressure on the trading price of the Common Stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the offering price of the shares of Common Stock in this offering.
Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our securities. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our Common Stock to decline.
We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our existing stockholders, or at a price per share that is less than the price per share paid by investors in this offering, which could adversely affect the market price of shares of our Common Stock and our business.
We expect to require additional financing to fund future operations, including our research, development, sales and marketing activities. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, we may sell shares of our Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering. Additionally, if we raise additional funds by issuing equity securities, the percentage ownership of our current stockholders will be reduced, and, if the equity securities issued are preferred shares, the holders of the new preferred shares may have rights superior to those of our existing securityholders, which could adversely affect rights of our existing securityholders and the market price of our Common Stock. If we raise additional funds by issuing debt securities, the holders of those debt securities would have some rights senior to those of our existing securityholders, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us, which could have a materially adverse effect on our business.
The price of our Common Stock may be volatile.
The market price of our Common Stock may fluctuate substantially. For example, from January 1, 2020 through June 11, 2021, the market price of our Common Stock, as adjusted to give effect to the one-for-five reverse stock split, effective as of June 11, 2020, has fluctuated between $0.81 and $11.60. The price of our Common Stock that will prevail in the market after this offering may be higher or lower than the price that you have paid, depending on many factors, some of which are beyond our control and may not be related to our operating performance. Stock market volatility may also adversely affect the trading price of our Common Stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our profitability and reputation.
Our failure to comply with the continued listing requirements of Nasdaq could adversely affect the price of our Common Stock and our liquidity.
Our Common Stock is currently listed on The Nasdaq Capital Market. We must comply with Nasdaq’s continued listing requirements related to, among other things, stockholders’ equity, market value, minimum bid price, and corporate governance in order to remain so listed. There can be no assurances that we will be able to comply with the applicable listing requirements.
We have in the past received notices from Nasdaq advising us that we were not in compliance with the continued listing requirements and, in each case, we were able to subsequently regain compliance. In January 2019, we received a letter from Nasdaq notifying us that, for the prior 30 consecutive trading days, the closing bid price for our Common Stock was below the minimum $1.00 per share required pursuant to Nasdaq Listing Rule 5550(a)(2), which we refer to as the Bid Price Rule. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), our Common Stock traded above $1.00 for the required number of days within the 180-calendar day period immediately following our receipt of the notice to regain compliance with the Bid Price Rule.
On May 15, 2019, we received a letter from Nasdaq notifying us that our Common Stock had again fallen out of compliance with the Bid Price Rule. On October 15, 2019, we formally requested a 180-day extension beginning November 12, 2019 to regain compliance. On April 16, 2020, Nasdaq announced that, in response to the COVID-19 pandemic and related extraordinary market conditions, it had provided temporary relief through June 30, 2020 from compliance with, among other rules, the Bid Price Rule. As a result, we had until July 24, 2020 to regain compliance with the Bid Price Rule, which we accomplished by effecting a 1-for-5 reverse stock split on June 11, 2020, increasing the per share trading price of our Common Stock. Our Common Stock began trading on The Nasdaq Capital Market on a split-adjusted basis at the opening of trading on June 12, 2020.
On August 17, 2020, we received a letter from Nasdaq notifying us that we were no longer in compliance with Nasdaq Listing Rule 5550(b)(1), which requires listed companies to maintain stockholders’ equity of at least $2,500,000 if they do not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations, which we refer to as the Minimum Stockholders’ Equity Rule. Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, reflected that our stockholders’ equity as of June 30, 2020 was $1,714,000. In addition, as of August 13, 2020, we did not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations. On October 5, 2020, based on our timely submission of our plan to regain compliance, Nasdaq granted us an extension through February 15, 2021 to regain compliance with the Minimum Stockholders’ Equity Rule, subject to our compliance with certain terms of the extension. In accordance with one part of the plan submitted to Nasdaq, we have successfully modified our outstanding warrants and are able to now classify the warrants within equity. In December 2020, we reclassified $1.4 million from warrant liability into equity. On January 20, 2021, we received a letter from Nasdaq notifying us that, on a conditional basis, Nasdaq has determined that we have regained compliance with the Minimum Stockholders’ Equity Rule. At March 31, 2021, our stockholders’ equity was $3,278,000.
If we do not remain compliant with Nasdaq’s continued listing requirements, then we could be delisted from The Nasdaq Capital Market. If we were delisted, it would likely have a negative impact on the price of our Common Stock and our liquidity. If we are delisted from The Nasdaq Capital Market and we are not able to list our Common Stock on another exchange, our Common Stock could be quoted on the OTC Bulletin Board or in the “pink sheets.” As a result, we could face significant adverse consequences including, among others:
•a limited availability of market quotations for our securities;
•a determination that our Common Stock is a “penny stock,” which would require broker-dealers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
•a limited amount of news and little or no analyst coverage of the Company;
•we would no longer qualify for exemptions from state securities registration requirements, which may require us to comply with applicable state securities laws; and
•a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3) or obtain additional financing in the future.
As a result of these factors, the value of our Common Stock could decline significantly.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein, and in other documents that we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to:
•disruptions and a slowing in the U.S. and global economy and business interruptions experienced by us, our customers and our suppliers as a result of the coronavirus, or COVID-19, pandemic and related impacts on travel, trade and business operations;
•our ability to realize the expected novelty, disinfection effectiveness, affordability and estimated delivery timing of our UVCD products and their performance and cost compared to other products;
•our ability to extend our product portfolio into commercial services and consumer products;
•market acceptance of our LED lighting, control and UVCD technologies and products;
•our need for additional financing in the near term to continue our operations;
•our ability to refinance or extend maturing debt on acceptable terms or at all;
•our ability to continue as a going concern for a reasonable period of time;
•our ability to implement plans to increase sales and control expenses;
•our reliance on a limited number of customers for a significant portion of our revenue, and our ability to maintain or grow such sales levels;
•our ability to add new customers to reduce customer concentration;
•our reliance on a limited number of third-party suppliers and research and development partners, our ability to manage third-party product development and obtain critical components and finished products from such suppliers on acceptable terms and of acceptable quality, and the impact of our fluctuating demand on the stability of such suppliers;
•our ability to timely and efficiently transport products from our third-party suppliers to our facility by ocean marine channels;
•our ability to increase demand in our targeted markets and to manage sales cycles that are difficult to predict and may span several quarters;
•the timing of large customer orders, significant expenses and fluctuations between demand and capacity as we invest in growth opportunities;
•our ability to compete effectively against companies with lower cost structures or greater resources, or more rapid development efforts, and new competitors in our target markets;
•our ability to successfully scale our network of sales representatives, agents, and distributors to match the sales reach of larger, established competitors;
•our ability to attract, develop and retain qualified personnel, and to do so in a timely manner;
•the impact of any type of legal inquiry, claim or dispute;
•general economic conditions in the United States and in other markets in which we operate or secure products;

•our dependence on military maritime customers and on the levels and timing of government funding available to such customers, as well as the funding resources of our other customers in the public sector and commercial markets;
•business interruptions resulting from geopolitical actions, including war and terrorism, natural disasters, including earthquakes, typhoons, floods and fires, or from health epidemics or pandemics or other contagious outbreaks;
•our ability to respond to new lighting technologies and market trends, and fulfill our warranty obligations with safe and reliable products;
•any delays we may encounter in making new products available or fulfilling customer specifications;
•any flaws or defects in our products or in the manner in which they are used or installed;
•our ability to protect our intellectual property rights and other confidential information, and manage infringement claims by others;
•our compliance with government contracting laws and regulations, through both direct and indirect sale channels, as well as other laws, such as those relating to the environment and health and safety;
•risks inherent in international markets, such as economic and political uncertainty, changing regulatory and tax requirements and currency fluctuations, including tariffs and other potential barriers to international trade;
•our ability to maintain effective internal controls and otherwise comply with our obligations as a public company; and
•our ability to maintain compliance with Nasdaq’s continued listing standards.
You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein or therein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any document incorporated by reference herein or therein is accurate as of its date only. Because the risks referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors may arise. In addition, we cannot predict the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement, the accompanying prospectus and any document incorporated herein or therein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of Common Stock that we are offering will be approximately $4.5 million, after deducting the placement agent fees and estimated offering expenses payable by us.
We intend to use the net proceeds from the sale of our Common Stock under this prospectus supplement for general corporate purposes.
The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our new product development and inventory investments, channel expansion strategy, growth initiatives and the timing and progress of any other stockholder value creating investment opportunities we pursue. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds; however, the securities purchase agreement that we will enter into with each investor in this offering provides that we may not use the proceeds (i) for the payment of debt (other than trade payables in the ordinary course of business and prior practices and except that we may use up to 50% of the gross proceeds from this offering to reduce the principal amount outstanding under the note issued to Streeterville and pay any related prepayment premiums), (ii) for the redemption of any Common Stock or Common Stock equivalents, (iii) for the settlement of any outstanding litigation or (iv) in violation of certain regulations.
As of June 11, 2021, the principal amount outstanding under the note issued to Streeterville, which matures on April 27, 2023, was approximately $1,700,000. The note accrues interest at 8% per annum, compounded daily, on the outstanding balance.
DIVIDEND POLICY

We have never declared dividends on our equity securities, and currently do not plan to declare dividends on shares of our Common Stock in the foreseeable future. We expect to retain our future earnings, if any, for use in the operation and expansion of our business. The payment of cash dividends in the future, if any, will be at the discretion of our Board of Directors and will depend upon such factors as earnings levels, capital requirements, our overall financial condition and any other factors deemed relevant by our Board of Directors.

DILUTION

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share and the adjusted net tangible book value per share of our Common Stock after this offering.

Our net tangible book value as of March 31, 2021, was approximately $3,278,000, or $0.89 per share of Common Stock, based upon the number of shares of Common Stock outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our Common Stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of Common Stock in this offering and the net tangible book value per share of our Common Stock immediately after this offering.
After giving effect to the sale by us of 990,100 shares of Common Stock being offered in this offering at an offering price of $5.05 per share and after deducting the placement agent fees and estimated offering expenses payable by us, our as-adjusted net tangible book value as of March 31, 2021 would have been approximately $7,792,055, or $1.67 per share of Common Stock. This represents an immediate increase in the net tangible book value of $0.78 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $3.38 per share to new investors. The following table illustrates this per share dilution:

Offering price per share		$5.05
Net tangible book value per share as of March 31, 2021	$0.89
Increase in net tangible book value per share attributable to this offering	$0.78
As adjusted net tangible book value per share as of March 31, 2021, after giving effect to this offering		$1.67
Dilution per share to new investors purchasing shares in this offering		$3.38
The above discussion and table are based on 3,682,816 shares of Common Stock outstanding as of March 31, 2021 and excludes the following securities:

•shares of Common Stock issuable upon exercise of outstanding stock options under our equity incentive plans;
•shares of Common Stock issuable upon the vesting of outstanding restricted stock units under our equity incentive plans;
•shares of Common Stock reserved for future issuance under our 2014 and 2020 Stock Incentive Plans;
•an aggregate of 310,860 shares of Common Stock issuable upon exercise of outstanding warrants with a weighted-average exercise price of $3.59 per share; and
•an aggregate of 519,494 shares of Common Stock issuable upon conversion of outstanding shares of Series A Preferred Stock, which shares are convertible on a one-for-five basis into shares of Common Stock, including 344,205 shares of Common Stock issued subsequent to March 31, 2021 in connection with the conversion of shares of Series A Preferred Stock.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter agreement, dated June 12, 2021 (as the same may be amended from time to time), or the Engagement Agreement, we have engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent, or the placement agent, in connection with this offering of our shares of Common Stock pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the Engagement Agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our shares of Common Stock in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The Engagement Agreement does not give rise to any commitment by the placement agent to purchase any of our shares of Common Stock, and the placement agent will have no authority to bind us by virtue of the Engagement Agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.
The placement agent proposes to arrange for the sale of the shares we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more investors through a securities purchase agreement directly between the purchasers and us.
We expect to deliver the shares of our Common Stock being offered pursuant to this prospectus supplement and the accompanying prospectus on or about June 16, 2021, subject to the satisfaction of certain closing conditions.
We have agreed to pay the placement agent a total cash fee equal to 8.0% of the gross proceeds of this offering (or 4.0% with respect to any purchases by our executive officers or directors and their respective affiliates). We will also pay the placement agent $35,000 for non-accountable expenses and up to $15,950 for escrow expenses of the placement agent, if necessary. We estimate the total expenses payable by us for this offering will be approximately $513,950, which amount includes the placement agent’s fees and non-accountable expenses.
We have granted the placement agent a right of first refusal until March 31, 2022 to act as an underwriter or placement agent (with respect to 100% of such financing and 100% of the related underwriter or placement agent compensation) for any further capital raising transactions undertaken by us.
We also have granted the placement agent certain tail rights for a period ending March 31, 2022.
We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under the Engagement Agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.
The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of Common Stock by the placement agent acting as principal. Under these rules and regulations, the placement agent:
•may not engage in any stabilization activity in connection with our securities; and
•may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.
From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.
The transfer agent for our Common Stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent’s address is Broadridge, 51 Mercedes Way, Edgewood, NY 11717 and its telephone number is 1-877-830-4936.
Our Common Stock is traded on The Nasdaq Capital Market under the symbol “EFOI.” On June 11, 2021, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $5.16 per share.

LEGAL MATTERS
Jones Day has passed upon the validity of the Common Stock offered by this prospectus supplement. Ellenoff Grossman & Schole LLP, New York, New York, is counsel to the placement agent in connection with this offering.
EXPERTS
The financial statements of Energy Focus, Inc. as of and for the years ended December 31, 2020 and December 31, 2019 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by GBQ Partners, LLC, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports (which reports each include an explanatory paragraph as to the Company’s ability to continue as a going concern), given on the authority of such firms as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public at the SEC’s Internet web site at http://www.sec.gov and on our website at www.energyfocus.com. The information contained on or accessible through the SEC’s website or our website is not part of this prospectus supplement or the accompanying prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus supplement or the accompanying prospectus.
We have filed a registration statement, of which this prospectus supplement and the accompanying prospectus form a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement and the included exhibits, financial statements and schedules. You are referred to the registration statement, the included exhibits, financial statements and schedules for further information. This prospectus supplement and the accompanying prospectus are qualified in their entirety by such other information.
INFORMATION INCORPORATED BY REFERENCE
The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care with which you read this prospectus supplement and the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement or the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 25, 2021;
•our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 13, 2021;
•our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on April 21, 2021, April 28, 2021 and May 27, 2021; and
•the description of our Common Stock contained in our Registration Statement on Form 8-A, registering our Common Stock under Section 12(b) under the Exchange Act, filed with the SEC on July 29, 2014, as updated by the description of our Common Stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2020 and any amendments or reports filed for the purpose of updating such description.
In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement and the accompanying prospectus. In no event, however, will any of the information, including exhibits, that we disclose under Item 2.02 and Item 7.01 of any Current Report on Form 8-K that has been or may, from time to time, be furnished to the SEC be incorporated into or otherwise become a part of this prospectus supplement.

Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference (other than an exhibit to these documents, unless the exhibit is specifically incorporated by reference into the document requested). You should direct any requests for documents to:
Energy Focus, Inc.
32000 Aurora Road, Suite B
Solon, Ohio 44139
Telephone: (440) 715-1300
You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus, or incorporated by reference in those documents. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS
$50,000,000
ENERGY FOCUS, INC.
Common Stock
We may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of the offering. The aggregate offering price of all securities sold by us pursuant to this prospectus will not exceed $50,000,000.
This prospectus describes the general manner in which the shares of our common stock may be offered and sold. The specific manner in which shares of common stock may be offered and sold will be described in one or more prospectus supplements.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.
Our common stock is listed on the NASDAQ Capital Market under the symbol “EFOI.” On December 11, 2018, the last reported sale price for our common stock was $0.987 per share.
The aggregate market value of our outstanding common stock held by non-affiliates is $11,736,735 based on 12,078,160 shares of outstanding common stock, of which 186,838 shares are held by non-affiliates, and a per share price of $0.987 based on the closing sale price of our common stock on December 11, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.
Investing in our common stock involves substantial risk. Please read “Risk Factors” beginning on page 3 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 12, 2018.

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Information Incorporated by Reference.”
You should rely only on the information that we have provided or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any applicable prospectus supplement is delivered or securities are sold on a later date.
Unless the context otherwise requires, all references to “Energy Focus,” “we,” “us,” “our,” “our company,” or “the Company” in this prospectus refer to Energy Focus, Inc., a Delaware corporation, and its subsidiary, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

SUMMARY
This summary highlights certain information appearing elsewhere in this prospectus and in the documents we incorporate by reference into this prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in our common stock. After you read this summary, you should read and consider carefully the entire prospectus and any prospectus supplement and the more detailed information and financial statements and related notes that are incorporated by reference into this prospectus and any prospectus supplement. If you invest in our shares, you are assuming a high degree of risk.
Our Company and Business
Energy Focus, Inc. and its subsidiary engage in the design, development, manufacturing, marketing, and sale of energy-efficient lighting systems. We operate in a single industry segment, developing and selling our energy-efficient light-emitting diode (“LED”) lighting products into the general commercial, industrial and military maritime markets. Our mission is to enable our customers to run their facilities with greater energy efficiency, productivity, and wellness through advanced LED retrofit solutions. Our goal is to be the retrofit technology and market leader for the most demanding applications where performance, quality, and health really matter. We specialize in LED lighting retrofit by replacing fluorescent lamps in institutional buildings and high-intensity discharge (“HID”) lighting in low-bay and high-bay applications with our innovative, high-quality commercial and military tubular LED (“TLED”) and other LED products.
Product development is a key focus for us. Our product development teams, including our teams located in our Solon, Ohio headquarters, at our San Jose, California technology center, and at our product development center in Taipei, Taiwan, are dedicated to developing and designing leading-edge technology LED lighting products.
The Company was founded in 1985 as Fiberstars, Inc., a California corporation, and reincorporated in Delaware in November 2006. In May 2007, Fiberstars, Inc. merged with and became Energy Focus, Inc., also a Delaware corporation. Our principal executive offices are located at 32000 Aurora Road, Suite B, Solon, Ohio 44139. Our telephone number is 440.715.1300. Our website address is www.energyfocus.com. Information on our website is not part of this prospectus.
The Offering
We may offer shares of our common stock, from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined at the time of offering, up to a maximum aggregate offering price equal to the amount set forth on the cover page of this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we offer shares of our common stock, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities and the offering. A prospectus supplement to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference.
We may sell shares of our common stock directly to or through underwriters, dealers or agents. If we do offer shares of our common stock through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider and evaluate the risk factors included in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q that we file with the SEC, which are incorporated herein by reference, together with the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement, before making an investment decision. The occurrence of any of these risks and uncertainties could harm our business, financial condition, results of operations or growth prospects. As a result, the trading price of our common stock could decline, and you could lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement contains and incorporates by reference statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “feels,” “seeks,” “forecasts,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could” or “would” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and any prospectus supplement and in the documents incorporated by reference herein and include statements regarding our intentions, beliefs, or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, capital expenditures, and the industry in which we operate.
By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this prospectus and any prospectus supplement. In addition, even if our results of operations, financial condition and liquidity, and industry developments are consistent with the forward-looking statements contained in this prospectus and any prospectus supplement, those results or developments may not be indicative of results or developments in subsequent periods.
We believe that important factors that could cause our actual results to differ materially from forward-looking statements include, but are not limited to, the risks and uncertainties outlined in the “Risk Factors” incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and contained in or incorporated by reference into any prospectus supplement and other matters described herein generally. Some of these factors include:

•our history of operating losses and our ability to generate sufficient cash from operations or receive sufficient financing, on acceptable terms, including under current borrowing conditions, to continue our operations;

•our reliance on a limited number of customers, in particular our historical sales of products for the U.S. Navy, for a significant portion of our revenue, and our ability to maintain or grow such sales levels;

•the entrance of new competitors in our target markets;

•general economic conditions in the United States and in other markets in which we sell our products;

•our ability to implement and manage our growth plans to increase sales, and control expenses;

•our ability to increase demand in our targeted markets and to manage sales cycles that are difficult to predict and may span several quarters;

•the timing of large customer orders and significant expenses, and fluctuations between demand and capacity, as we invest in growth opportunities;

•our dependence on military maritime customers and on the levels of government funding available to such customers, as well as funding resources of our other customers in the public sector and commercial markets;

•market acceptance of LED lighting technology;

•our ability to respond to new lighting technologies and market trends, and fulfill our warranty obligations with safe and reliable products;

•any delays we may encounter in making new products available or fulfilling customer specifications;

•our ability to compete effectively against companies with greater resources, lower cost structures, or more rapid development efforts;

•our ability to protect our intellectual property rights and other confidential information, and manage infringement claims by others;

•the impact of any type of legal inquiry, claim, or dispute;

•our reliance on a limited number of third-party suppliers, our ability to obtain critical components and finished products from such suppliers on acceptable terms, and the impact of our fluctuating demand on the stability of such suppliers;

•our ability to timely and efficiently transport products from our third-party suppliers to our facility by ocean marine channels;

•our ability to successfully scale our network of sales representatives, agents, and distributors to match the sales reach of larger, established competitors;

•any flaws or defects in our products or in the manner in which they are used or installed;

•our compliance with government contracting laws and regulations, through both direct and indirect sale channels, as well as other laws, such as those relating to the environment and health and safety;

•risks inherent in international markets, such as economic and political uncertainty, changing regulatory and tax requirements and currency fluctuations including tariffs and other potential barriers to international trade;

•our ability to attract and retain qualified personnel, and to do so in a timely manner; and

•our ability to maintain effective internal controls and otherwise comply with our obligations as a public company and Nasdaq listing standards.
In light of the foregoing, we caution you not to place undue reliance on our forward-looking statements. Any forward-looking statement that we make in this prospectus and any prospectus supplement speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of the shares of common stock offered by this prospectus for general corporate purposes. As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds. If, as of the date of any prospectus supplement, we have identified any such uses, we will describe them in the prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following summary of certain provisions of our securities does not purport to be complete. You should refer to our certificate of incorporation and our bylaws, both of which are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The summary below is also qualified by applicable law.
General. The Company is authorized to issue 30,000,000 shares of common stock, par value $0.0001 per share, and 2,000,000 shares of preferred stock, par value $0.0001 per share. As of November 1, 2018, there were 12,074,521 shares of common stock outstanding and no shares of preferred stock outstanding. As of November 1, 2018, there were approximately 83 record holders of our common stock. All shares of common stock outstanding are fully paid and nonassessable. As of November 1, 2018, 3,000,000 authorized shares of common stock have been reserved for issuance under our equity incentive plans and employee stock purchase plan, including options to purchase 295,471 shares of our common stock, of which options to purchase 144,191 shares were exercisable, 569,054 unvested restricted stock awards, 1,256,739 shares available for future equity award grants under the 2014 Stock Incentive Plan and 414,019 shares available for future purchases under the 2013 Employee Stock Purchase Plan.
Voting. Holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders. In accordance with Delaware law, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present shall be the act of the stockholders. The shares of common stock have no pre-emptive rights, no redemption or sinking fund provisions, and are not liable for further call or assessment.
Dividends. The holders of common stock are entitled to receive dividends when and as declared by our Board of Directors out of funds legally available for dividends. We have not declared or paid any cash dividends and we do not anticipate paying cash dividends in the foreseeable future.
Liquidation. Upon a liquidation of the Company, our creditors and holders of our preferred stock with preferential liquidation rights will be paid before any distribution to holders of our common stock. The holders of common stock would be entitled to receive a pro rata distribution per share of any excess amount.
Preferred Stock. Our certificate of incorporation empowers our Board of Directors to issue up to 2,000,000 shares of preferred stock from time to time in one or more series. Our Board of Directors may fix the designation, privileges, preferences and rights and the qualifications, limitations and restrictions of those shares, including dividend rights, conversion rights, voting rights, redemption rights, terms of sinking funds, liquidation preferences and the number of shares constituting any additional series or the designation of the series. Terms selected could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and power, including voting rights, of the holders of our common stock without any further vote or action by the stockholders. The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued by us in the future. The issuance of preferred stock could have the effect of delaying or preventing a change in control of us or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of common stock. Our Board of Directors has designated 100,000 shares of our preferred stock as Series A Participating Preferred Stock.
Antitakeover Effects of Our Certificate of Incorporation and Bylaws. Our certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless that takeover or change in control is approved by our Board of Directors.

These provisions include:

Action by Written Consent. Our bylaws provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.
Advance Notice Procedures. Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the Board of Directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in accordance with our bylaws, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.
Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.
Limitations on Liability and Indemnification of Officers and Directors. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law, and our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by such law.
Listing. Our common stock is listed on the NASDAQ Capital Market under the symbol “EFOI.”
Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, P.O. Box 1342, Brentwood, New York 11717.

PLAN OF DISTRIBUTION

We may sell securities in any of the ways described below or in any combination thereof:

•to or through underwriters, brokers or dealers;

•through one or more agents; or

•directly to purchasers or to a single purchaser.

The distribution of the securities may be effected from time to time in one or more transactions:

•at a fixed price, or prices, which may be changed from time to time;

•at market prices prevailing at the time of sale;

•at prices related to such prevailing market prices; or

•at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to each offering will describe the terms of the offering of the securities, including the following:

•the name or names of any underwriters, dealers or agents;

•the purchase price of the offered securities and the proceeds we will receive from the sale;

•any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•any initial offering price (if a fixed price offering) and any discounts or concessions allowed or reallowed or paid to dealers.
Any common stock sold pursuant to this prospectus and applicable prospectus supplement will be approved for trading, upon notice of issuance, on the NASDAQ Capital Market or such other stock exchange that our securities are then trading upon.
Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.
Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments which the agents, underwriters or third parties may be required to make in respect thereof.
Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.
Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters or other persons may discontinue any of the activities at any time.

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us by Baker & Hostetler LLP, Cleveland, Ohio. Certain legal matters in connection with this offering will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS
The financial statements as of and for the year ended December 31, 2017 incorporated by reference in this prospectus and registration statement have been audited by Plante & Moran, PLLC, an independent registered public accounting firm, as stated in their report incorporated herein by reference, and are incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the shares of our common stock to be offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and our common stock, you should refer to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in or incorporated by reference into this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or one of our filings with the SEC that is incorporated by reference into the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement contained in or incorporated by reference into this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file reports and other information with the SEC. The registration statement, reports and other information we file with the SEC can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information that we file electronically with the SEC. The information we file with the SEC is also available on our website, www.energyfocusinc.com. Our website, and the information contained on or accessible through our website, is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in or incorporated into this prospectus.
We incorporate by reference the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date hereof and the termination of the offering pursuant to this prospectus (other than any information “furnished” rather than “filed”):

(a)	Our Annual Report on Form 10-K for our fiscal year ended December 31, 2017, filed with the SEC on February 22, 2018.

(b)	Our Quarterly Reports on Form 10-Q for fiscal quarters ended March 31, 2018 and June 30, 2018 filed with the SEC on May 2, 2018 and August 8, 2018, respectively.

(c)	Our Current Reports on Form 8-K, filed with the SEC on April 17, 2018, May 22, 2018, and June 20, 2018.

(d)
The description of our common stock contained in our Registration Statement on Form 8-A, registering our common stock under Section 12(b) under the Exchange Act, filed with the SEC on July 29, 2014, as supplemented by the “Description of Capital Stock” found on page 7 of this prospectus and including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all documents we file (but not furnish) with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the filing date and effective date of this registration statement.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Energy Focus, Inc., 32000 Aurora Road, Suite B, Solon, Ohio 44139; telephone number (440) 715-1300.

990,100 Shares of Common Stock

____________________

PROSPECTUS SUPPLEMENT
_________________________

H.C. Wainwright & Co.

June 14, 2021